Exhibit 99.1

News

Media Contact Information: Ron O’Brien	Investor Contact Information: Rafael Tejada
781-622-1242	781-622-1356
ron.obrien@thermofisher.com	rafael.tejada@thermofisher.com
www.thermofisher.com

Thermo Fisher Scientific to Acquire PPD, Inc., a Leading Clinical Research Organization

Further expands service offering to pharma and biotech customers

•	Establishes Thermo Fisher as a global leader in the attractive and high growth clinical research services industry

•	Adds highly complementary services for the company’s fastest growing end market

•	Offers both meaningful cost and revenue synergies which will further accelerate growth

•	Expected to be immediately and significantly accretive to Adjusted Earnings Per Share (EPS)[1] after close

WALTHAM, Mass. and WILMINGTON, N.C. (April 15, 2021) – Thermo Fisher Scientific Inc. (NYSE: TMO) (“Thermo Fisher”), the world leader in serving science, and PPD, Inc. (Nasdaq: PPD) (“PPD”), a leading global provider of clinical research services to the pharma and biotech industry, today announced that their boards of directors have approved a definitive agreement under which Thermo Fisher will acquire PPD for $47.50 per share for a total cash purchase price of $17.4 billion plus the assumption of approximately $3.5 billion of net debt. This represents a premium of approximately 24% to the unaffected closing price of PPD’s common stock on the Nasdaq as of Tuesday, April 13, 2021, or 32% to the 60-day VWAP inclusive of that date.

PPD provides a broad range of clinical research and laboratory services to enable customers to accelerate innovation and increase drug development productivity. A leader in the growing $50 billion clinical research services industry, PPD has more than 26,000 colleagues operating in nearly 50 countries. In 2020, the company generated revenue of $4.7 billion. Upon close of the transaction, PPD will become part of Thermo Fisher’s Laboratory Products and Services Segment.

“Pharma and Biotech is our largest and fastest growing end market, and our customers value us as a strategic partner and an industry leader. The acquisition of PPD is a natural extension for Thermo Fisher and will enable us to provide these customers with important clinical research services and partner with them in new and exciting ways as they move a scientific idea to an approved medicine quickly, reliably and cost effectively,” said Marc N. Casper, chairman, president and chief executive officer, Thermo Fisher Scientific. “Longer term, we plan to continue to invest in and connect the capabilities across the combined company to further help our customers accelerate innovation and drive productivity, while driving further value for our shareholders.”

[1]	Adjusted earnings per share is a non-GAAP measure that excludes certain items detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

David Simmons, chairman and chief executive officer, PPD, said, “This is a very exciting announcement for our shareholders and will provide customers with an even better opportunity to bring meaningful innovation to the market faster and more efficiently. Thermo Fisher is a world-class company with a very similar culture and values and will provide a great foundation for our colleagues to continue to deliver for our customers and to develop their own skills and careers.”

Casper added, “Both companies have complementary mission-driven cultures, and I can’t wait to welcome PPD’s colleagues from around the world to Thermo Fisher once the transaction is completed.”

Benefits of the Transaction

Establishes Thermo Fisher as One of the Global Leaders in the Attractive, High Growth Clinical Research Services Industry

PPD serves a $50 billion industry forecasted to grow long-term in the mid-single digits, driven by scientific breakthroughs, the continued expected robust funding for drug discovery and the need for strategic suppliers for the pharma and biotech industry to help them bring safe and effective medicines to the patients that need them. PPD has invested significantly in its capabilities and is one of the leading global players providing services to both emerging biotech customers and to all of the top pharma companies in the world.

Combination Further Enhances Thermo Fisher’s Value Proposition for Pharma and Biotech Customers by Adding Highly Complementary Services

Thermo Fisher is a leading supplier to the pharma and biotech industry, supporting research and development, clinical trials and production. PPD enhances Thermo Fisher’s offering, bringing a proven drug development platform, excellent patient recruitment capabilities, strong laboratory services and a complementary reputation for excellent quality and service. These combined capabilities further enhance Thermo Fisher’s value proposition to pharma and biotech customers and allow them to more efficiently access these services, which are key enablers of their success.

Creates Meaningful Benefits for Customers

In the near-term, Thermo Fisher’s access to key decision makers in pharma and biotech companies will increase the opportunities for PPD to win additional work from existing and new customers as the pandemic has further highlighted the need for these customers to develop strategic relationships with their key suppliers. The combined company’s extensive capabilities and knowledge in serving the pharma and biotech industry will enable new solutions for customers that create the potential to reduce the time and cost of the drug development process.

Delivers Attractive Financial Benefits

The transaction is expected to be immediately and significantly accretive to Thermo Fisher’s adjusted EPS, adding $1.40 in the first 12 months after close. Thermo Fisher expects to realize total synergies of approximately $125 million by year three following close, consisting of approximately $75 million of cost synergies and approximately $50 million of adjusted operating income benefit from revenue-related synergies.

Approvals and Financing

The transaction, which is expected to be completed by the end of 2021, is subject to the satisfaction of customary closing conditions, including the receipt of applicable regulatory approvals.

In addition to board approval, shareholders holding in aggregate approximately 60% of the issued and outstanding shares of common stock of PPD have approved the transaction by written consent. No further action by other PPD shareholders is required to approve the transaction.

Thermo Fisher has obtained committed bridge financing with respect to a portion of the purchase price. To fund the transaction, Thermo Fisher intends to use proceeds from debt financing and cash on hand.

Advisors

Barclays Capital, Inc. and Morgan Stanley & Co. LLC are serving as financial advisors to Thermo Fisher, and Cravath, Swaine & Moore LLP and Arnold & Porter Kaye Scholer LLP are serving as legal counsel. For PPD, J.P. Morgan Securities LLC is serving as exclusive financial advisor, while Simpson, Thacher & Bartlett LLP is serving as legal counsel.

Conference Call and Webcast

Thermo Fisher will host a conference call and webcast at 8:30 a.m. Eastern Time today to provide more information on this announcement. The webcast and accompanying slides can be accessed in the Investors section of www.thermofisher.com. An audio archive of the call will be available in that section of the website until April 29, 2021.

Conference Call Dial-In:

Domestic: (833) 979-2843

International: (236) 714-2942

Conference ID: 2766349

Replay Dial-In:

Dial-In: (800) 585-8367 or (416) 621-4642

Conference ID: 2766349

About Thermo Fisher Scientific

Thermo Fisher Scientific Inc. is the world leader in serving science, with annual revenue exceeding $30 billion. Our mission is to enable our customers to make the world healthier, cleaner and safer. Whether our customers are accelerating life sciences research, solving complex analytical challenges, improving patient diagnostics and therapies or increasing productivity in their laboratories, we are here to support them. Our global team of more than 80,000 colleagues delivers an unrivaled combination of innovative technologies, purchasing convenience and pharmaceutical services through our industry-leading brands, including Thermo Scientific, Applied Biosystems, Invitrogen, Fisher Scientific, Unity Lab Services and Patheon. For more information, please visit www.thermofisher.com.

About PPD

PPD is a leading global clinical research organization providing broad, integrated drug development, laboratory and lifecycle management services. Our customers include pharmaceutical, biotechnology, medical device, academic and government organizations. With offices in 47 countries and more than 26,000 professionals worldwide, PPD applies innovative technologies, therapeutic expertise and a firm commitment to quality to help customers bend the cost and time curve of drug development and optimize value in delivering life-changing therapies to improve health. For more information, visit www.ppd.com.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Thermo Fisher Scientific and PPD, Inc. PPD will prepare an information statement for its stockholders containing the information with respect to the transaction specified in Schedule 14C promulgated under the Securities Exchange Act of 1934, as amended, and describing the proposed transaction. When completed, a definitive information statement will be mailed to PPD’s stockholders. Investors are urged to carefully read the information statement regarding the proposed transaction and any other relevant documents in their entirety when they become available because they will contain important information about the proposed transaction. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website, http://www.sec.gov or from PPD’s website at www.ppd.com.

Forward-Looking Statements

This communication contains forward-looking statements that involve a number of risks and uncertainties. Words such as “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” and similar expressions are intended to identify forward-looking statements, but other statements that are not historical facts may also be deemed to be forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the duration and severity of the COVID-19 pandemic; the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties; dependence on customers’ capital spending policies and government funding policies; the effect of economic and political conditions and exchange rate fluctuations on international operations; use and protection of intellectual property; the effect of changes in governmental regulations; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to recent or pending acquisitions, including the proposed acquisition, may not materialize as expected; the proposed acquisition not being timely completed, if completed at all; regulatory approvals required for the transaction not being timely obtained, if obtained at all, or being obtained subject to conditions; prior to the completion of the transaction, PPD’s business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; difficulty retaining key employees; the outcome of any legal proceedings related to the proposed acquisition; and the parties being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Thermo Fisher’s Annual Report on Form 10-K for the year ended December 31, 2020, which is on file with the U.S. Securities and Exchange Commission (“SEC”) and available in the “Investors” section of Thermo Fisher’s website, ir.thermofisher.com, under the heading “SEC Filings,” and in any subsequent Quarterly Reports on Form 10-Q and other documents Thermo Fisher files with the SEC, and in PPD’s Annual Report on Form 10-K for the

year ended December 31, 2020, which is on file with the SEC and available in the “Investors” section of PPD’s website, investors.ppd.com, under the heading “SEC Filings,” and its subsequent Quarterly Reports on Form 10-Q and in other documents PPD files with the SEC. While the Company or PPD may elect to update forward-looking statements at some point in the future, the Company and PPD specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing either the Company’s or PPD’s views as of any date subsequent to today.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), Thermo Fisher uses certain non-GAAP financial measures, including adjusted EPS, which excludes certain acquisition-related costs, including charges for the sale of inventories revalued at the date of acquisition and significant transaction costs; restructuring and other costs/income; amortization of acquisition-related intangible assets; certain other gains and losses that are either isolated or cannot be expected to occur again with any regularity or predictability, tax provisions/benefits related to the previous items, benefits from tax credit carryforwards, the impact of significant tax audits or events and the results of discontinued operations. Thermo Fisher excludes the above items because they are outside of the company’s normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. Thermo Fisher believes that the use of non-GAAP measures helps investors to gain a better understanding of the company’s core operating results and future prospects, consistent with how management measures and forecasts the company’s performance, especially when comparing such results to previous periods or forecasts.

# # #